Exhibit 10.2
THIS DEED OF LEASE (“Lease”) made and entered into at Chennai this the 28th day of April, 2009.
BETWEEN
M/S RMZ INFOTECH PRIVATE LIMITED, a Company registered under the provisions of the Companies Act, 1956, having its registered Office at Level 12 – 14, Tower ‘B’, The Millenia, No. 1 & 2, Murphy Road, Ulsoor, Bangalore 560 008, represented herein by its AUTHORISED SIGNATORY, MR. CHATRU M. MENDA hereinafter referred to as the LESSOR (which expression shall unless repugnant to the context mean and include its successors-in-interest, representatives and assigns) of the ONE PART;

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

AND
M/S ATHENAHEALTH TECHNOLOGY PRIVATE LIMITED, a Company registered under the provisions of the Companies Act, 1956, having its Office at Dowlath Towers, 5th Floor, 63, Taylors Road, Kilpauk, Chennai 600 010, represented herein by its AUTHORISED SIGNATORY, MR. MUTHU KRISHNAN hereinafter referred to as the LESSEE (which expression shall unless it be repugnant to the context or the meaning thereof mean and include its representatives and permitted assigns) of the OTHER PART;
The LESSOR and the LESSEE are hereinafter individually referred to as “Party” and jointly referred to as “Parties”.
WHEREAS,
I.	(1) Malar Publications Private Limited, (2) Air Media Network Private Limited, (3) Gay Travels Private Limited, (4) Interpress Private Limited, and (5) V.M.D. Enterprises Private Limited (collectively hereinafter referred to as “Said Five Entities”) were the absolute owners of converted land in all measuring 15.17 (Fifteen decimal Seventeen) Acres or 6,60,805 (Six lakhs sixty thousand eight hundred and five Square Feet) bearing Survey Numbers 9/1A, 9/1B, 9/1C, 9/2A1, 9/2A2, 9/2A3, 10/2A, 15/3, 16/1, 16/2, 16/3, 17/1, 17/2, 36/16C1 and 36/16C2, situated at Perungudi Village, Tambaram Taluk, Kanchipuram District, Chennai, Tamil Nadu, (which are contiguous and form a compact block of land) and more fully described in Schedule A hereunder and hereinafter referred to as the Schedule ‘A’ Property and shown on the Site Plan annexed hereto as Annexure – I and

II.	by and under a Development Agreement dated December 15th 2004 (for short “Development Agreement”), entered into between the Said Five Entities and Millennia Realtors Private Limited, (for short “MRPL”),

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

MRPL, is entitled to develop the Schedule ‘A’ Property into a project herein known as ‘RMZ MILLENIA BUSINESS PARK II’ (for short “Project”) to be developed in multiple independent Campuses (the term “Campus/es” means building/s), comprising of Campus 2, 3A, 3B, 4A, 4B, 5 and Concourse in the Project in accordance with the plans sanctioned or to be sanctioned by the concerned authorities and to share the built up area and the undivided interest in Schedule A Property as set out in the Development Agreement; and

III.	the Said Five Entities and MRPL have subsequently identified their respective Saleable Built Up Areas in the Project based on the schematic drawings prepared, whereunder the entire Campus 3B had fallen to the share of MRPL; and

IV.	by and under an Assignment Agreement dated February 28th 2006 of the Development Agreement dated December 15th 2004, executed by MRPL (as Assignor thereunder), in favour of its subsidiary the Lessor, (as Assignee thereunder), with the Said Five Entities as Confirming parties, MRPL assigned all its Development Rights and Obligations under the said Development Agreement in favour of the Lessor; and

V.	out of the Said Five Entities, Malar Publications Private Limited, Air Media Network Private Limited and Interpress Private Limited (the “Sellers”) have subsequently sold their shares of the Schedule ‘A’ Property to (1) Dr. B. Sivanthi Adityan, (2) Balasubramaniam Adityan, and (3) Jayanthi Natarajan (the “New Owners”) under various Deeds of Sale between March 31st 2006 and May 10th 2006; and

VI.	under a Confirmatory Agreement dated May 12th 2006, entered into between, (I.) the Sellers, namely (a) Malar Publications Private Limited, (b) Air Media Network Private Limited, (c) Interpress Private Limited and (II.) the New Owners, namely (a) Dr. B. Sivanthi Adityan, (b) Balasubramaniam Adityan, (c) Jayanthi Natarajan, and (III.) the Lessor, namely RMZ Infotech Private Limited, on the one hand and (IV.) (a) the Existing Owners, namely Gay Travels Private Limited (b) VMD Enterprises

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

Private Limited on the other hand, the New Owners of that portion (i.e. the portion of Schedule ‘A’ Property sold by the Sellers to the New Owners) of Schedule ‘A’ Property have undertaken to comply with all the obligations of the Sellers of such portion of Schedule ‘A’ Property (viz Malar Publications Private Limited, Air Media Network Private Limited and Interpress Private Limited) under the said Development Agreement read with the said Assignment Agreement; and

VII.	the General Power of Attorney dated December 15th 2004 executed by the Said Five Entities in favour of MRPL was cancelled through Deed of Cancellation dated February 28th 2006 and New Owners and the Existing Owners have executed a fresh Deed of General Power of Attorney dated May 12th 2006 in favour of the Lessor and MRPL herein for the purpose of development of the Schedule ‘A’ Property; and

VIII.	in keeping with the above, the Lessor being entitled to Campus 3B has completed construction of Campus 3B in the Project, the total leasable built-up area of Campus 3B being 2,53,180 (Two lakhs fifty three thousand one hundred and eighty) square feet of Leasable Built up Area, comprising of two basement floors, ground floor, and 7 (Seven) upper floors, and having the Base Building specifications set out in Annexure – II) hereto.

IX.	the Lessee is engaged in the business of developing software for work process and related business activities and is desirous of taking on Lease, the Office space being the Unit No. 701 measuring 22,295 square feet of Leasable Built-up Area (defined hereinbelow) on the 7th Floor in Campus 3B of the Project along with the exclusive right to use of twenty eight (28) Nos. car parking spaces out of which twenty five (25) car parking spaces shall be covered and the remaining three (3) car parking spaces shall be open. The office space on the 7th Floor is hereinafter referred to as the “Office Space” and the said Car Parking Spaces are hereinafter referred to as the “Car Parking Spaces” and the Office Space and Car Parking Spaces are together referred to as the “Premises” and are more fully

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

described in the Schedule “B” hereunder written; the floor plan of the Office Space is annexed hereto as Annexure – III; and

X.	the Lessor has agreed to lease the Premises to the Lessee in “Warm Shell” condition in accordance with the terms and conditions set out hereunder.

XI.	For the purposes of this Deed of Lease, the expression “Warm Shell” is defined as:
i)	The premises having the base building specifications as set out in Annexure – II;

ii)	Power supply of 1KVA of sanctioned power for every 100 Sq. Ft. of the Leasable Built – Up Area of the Office Space;

iii)	Back – up Power through Diesel Generator Sets of 1 KVA of Back up power for every 100 Sq. Ft. of the Leasable Built – Up Area of the Office Space;

iv)	High Side Air Conditioning;

v)	Finished Toilets; and

vi)	Finished Lobbies of the common areas

Items (ii), (iii), (iv), (v) and (vi) above are more particularly set out in Annexure – IV hereto.
AND WHEREAS the Parties hereto are desirous of entering into this Deed of Lease to reduce all the agreed terms and conditions in writing, superseding all previous agreements, arrangements, letters of intent, writings etc., if any, in respect of lease of the Premises.
NOW THEREFORE, in consideration of the Rent agreed to be paid and the security deposit paid by the Lessee as per the terms herein and of the reciprocal promises and obligations and mutual covenants between the Parties recorded hereinafter, the Parties hereto, are entering into this Deed of Lease which witnesses as follows:
1)	GRANT OF LEASE

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

The Lessor hereby grants on lease to the Lessee and the Lessee hereby takes on Lease from the Lessor, the Premises, i.e. the office space being the Unit No. 701, measuring 22,295 square feet of Leasable Built-up Area (defined hereinbelow), on the 7th Floor in Campus 3B of the Project along with the exclusive right of use of twenty eight (28) Nos. car parking spaces (out of which 25 nos (Twenty Five) car parking spaces shall be covered and the remaining 3 nos (Three) car parking spaces shall be open), in accordance with the terms stipulated in this Deed of Lease. It is confirmed that the Carpet Area (defined below) will not be less than 80% (+/-2%) of Leasable Built-up Area (defined below).

The expression “Leasable Built-up Area” used in this Deed of Lease shall mean the total area for which rent shall be charged viz., (a) the built-up area of the Premises including walls and external finish; and (b) the balconies and sit-outs of the Premises; and (c) the proportionate share in all the common areas of the Building, lobbies, common amenities and services like lift-well staircase, Electro mechanical rooms, Society rooms, Security Rooms, etc.

The expression “Carpet Area” shall mean and include – clear inside areas (excluding external walls and external columns) of offices, toilets, air handling unit rooms (“AHUs”), balconies, electrical rooms, inside partition walls and internal columns and any areas of the Building usable exclusively by the Lessee, excluding the lift wells, walls and fire escape staircases and other areas of common amenities.

2)	COMPLETION AND RECEIPT OF COMPLETION CERTIFICATE

The Lessor has completed the Premises according to the Base Building Specifications according to sanctioned plans and the Warm Shell Specifications and has obtained the Completion Certificate from the

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

Chennai Metropolitan Development Authority in respect of the Campus 3B and provided a copy of the same to the Lessee.

3)	DELIVERY OF POSSESSION

The Lessor has this day, (i.e. April 28, 2009) delivered possession of the Premises to the Lessee.

4)	LEASE COMMENCEMENT DATE

The Lease shall be deemed to have commenced on and from the date of delivery of possession of the Premises hereof, (i.e. April 28, 2009) being date on which the possession of the Premises has been delivered by the Lessor to the Lessee and such date shall always be construed to be the date of commencement of the Lease and shall be referred to as the “Lease Commencement Date”.

5)	DURATION OF LEASE

The duration of the lease (the “Initial Lease Period”) in respect of the Premises shall be 3 (Three) years commencing from the Lease Commencement Date.

6)	RENEWAL OF LEASE
a)	If the Lessee has not contravened any of the terms and conditions of the lease and requests the Lessor to renew the lease, the Lessor shall grant such renewal for 2 (Two) additional periods (each such period being referred to as a “Renewed Period”) of 3 (Three) years each, on the same terms and conditions, subject to payment of the escalated rent, (as per Clause 8 (c) below), escalated maintenance charges and charges for consumption of power, water, back – up power as applicable at the time of such renewal. It is agreed that each such renewal shall be effected by means of a fresh lease deed to be executed by the parties, and registered at the cost of the Lessee,

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

before the commencement of each Renewed Period. It is agreed between the Parties that such Renewed Period shall have no lock-in period.

b)	Provided that, if the Lessee is desirous of such renewal, the Lessee shall intimate the same by a notice in writing to the Lessor, not less than 90 days before the expiry of the Lease Period.

c)	In the event of the Lessee not exercising its option to renew the Lease within the period and in the manner as stated above, the aforesaid option to so renew shall stand abandoned and forfeited unless the Lessor agrees otherwise.
7)	RENT COMMENCEMENT DATE

The obligation of the LESSEE to pay rent shall commence on and from September 1, 2009 and the date of commencement of such obligation shall be referred to as the Rent Commencement Date.

8)	RENT
a)	The Lessee shall on and from the Rent Commencement Date, pay every month to the Lessor, rent (the “Rent”) in respect of the Premises, which shall be the aggregate sum calculated at the rate of Rs. 38/- per Sq. Ft. per month of the Leasable Built — Up Area of the Office Space amounting to Rs.8,47,210/- (Rupees Eight Lakhs Forty Seven Thousand Two Hundred and Ten Only), plus all present and future taxes leviable on Rent including but not limited to service tax and lease tax, if any applicable (collectively referred to as the “Taxes”);

b)	Manner of Payment of Rent

The Lessee shall pay the Rent and the Taxes for the Premises to the Lessor every month in advance on or before the 7th day of each calendar month subject to tax deduction at source, by way of cheque drawn in favour of the Lessor, which shall be remitted by the Lessee

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

to the current account of the Lessor with Vijaya Bank, Indiranagar Branch, Bangalore – 560 008, at Account No. 130100301000236. The Lessor shall every month raise and submit an invoice to the Lessee, before the last day of the month prior to the month for which the Rent is due. The Lessee shall pay simple interest at the rate of 18% per annum on overdue Rent or any portion thereof from the date on which it is due till the date of payment.

c)	Escalation of Rent

Upon each renewal of the lease, there shall be an escalation in the Rent payable, at 12% over the Rent paid during the term of the lease immediately preceding such renewal.
9)	SECURITY DEPOSIT
a)	The Lessee shall deposit and maintain with the Lessor during the Initial Lease Period and any renewal thereof, an interest free refundable security deposit, (“Security Deposit”), amounting to Rs.33,88,840/- (Rupees Thirty Three Lakhs Eighty Eight Thousand Eight Hundred and Forty Only), being a sum equivalent to 4 (Four) months Rent payable for the Premises. The Security Deposit has been paid by the Lessee to the Lessor simultaneous with execution of these presents by way of Cheque bearing No. 500063 dated 29th April 2009 drawn on Axis Bank and the Lessor hereby acknowledges the same.

b)	Upon termination of the lease as specified herein or upon expiry of the Initial Lease Period or any renewal thereof, the Lessor shall refund to the Lessee, simultaneously with handing over of vacant possession of Premises, the entire Security Deposit after lawful deductions, if any, of Rent, maintenance charges, electricity charges, or any other amounts due and payable by the Lessee under this Deed of Lease.

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

c)	On expiry or earlier termination of the Lease, provided the Lessee is ready and willing to hand over vacant possession of the Premises, if the Lessor fails to simultaneously refund the security deposit after adjusting the amounts due and payable in accordance with Clause 9 (b) above, the Lessor shall refund the Security Deposit with interest at the rate of 18% (Eighteen Percent Only), per annum payable on the Security Deposit for the delayed period from the date of expiry or termination till the actual date of payment.

d)	If the Lessee fails to hand over the possession of the Premises upon expiry or earlier termination of lease, in spite of the Lessor’s readiness to simultaneously refund the security deposit payable less any deductions in accordance with Clause 9 (b) above, the Lessee shall be liable to pay an amount equivalent to twice the Rent payable hereunder as damages for the delayed period (from the date of termination of the lease till the date of handing over of possession) without prejudice to the right of the Lessor to evict the Lessee. It is clarified that payment of such damages shall not tantamount to extension or renewal of lease or creation of a monthly lease or waiver of the right.
10)	LOCK-IN PERIOD

The Initial Lease Period shall be treated as a “Lock – in Period”, during which the Lessee shall not abandon, surrender or terminate the lease or cause the lease to be terminated, in any manner whatsoever, except in case of termination of the lease by the Lessee on account of breach by the Lessor as mentioned in Sub Clauses (b)(i) and (b)(ii) of Clause 18 below. In the event of breach by the Lessee of this clause, the Lessee shall be liable to pay to the Lessor, the Rent for the unexpired portion of the Lock-in Period.

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

11)	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LESSOR

The Lessor represents, warrants and covenants to the Lessee as follows:-
a)	The Lessor shall provide in the Office Space, Power, Back up Power, Water, and High Side Air Conditioning Facilities as per the Warm Shell Specifications set out in Annexure – IV enclosed herewith.

b)	The Lessor is the sole and absolute owner of the Premises and has the absolute right, title, interest and power to grant lease of the Premises to the Lessee upon the terms and conditions herein contained and the Lessor confirms that there are no legal impediments of any nature whatsoever, and the Lessor has not created previously or during the subsistence of the lease, any tenancy or any other right, encumbrance or charge (except what has been stated in Clause 11 (d), below), in favor of any other party in respect of the Premises.

c)	The Premises is and shall be free from all encumbrances, attachments, acquisition proceedings or charges of any kind except what is stated in 11 (d), below, and there are no legal proceedings or other disputes pending in connection with the ownership of the Premises. Further, the Lessor represents that all payments relating to the Premises to all authorities including the electricity charges have been paid by the Lessor till the date of execution of the lease.

d)	The Lessor has obtained a loan from Vijaya Bank, CMH Road Branch, Indiranagar, Bangalore, on the security of the Premises. In respect of the Premises, the Lessor represents that as on the date hereof, it has not obtained loan from any bank other than the bank specified above. The Lessor shall not do or fail to do any act or deed in respect of the said loan which shall result in Vijaya Bank proceeding against the Lessee or against the Premises for repayment of the said loan.

e)	The Lessor has not entered into any Agreement or arrangement for lease or otherwise in relation to the Premises with any third party

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

other than the proposed lease in favour of the Lessee and there is no restriction that shall prevent or restrict the Lessor from executing this Deed of Lease and the Lessee to enjoy lawful possession and use of the Premises during the Initial Lease Period and any renewal of the lease thereafter for the purposes for which the lease is being taken.

f)	The Lessor has no objection for the Lessee to obtain necessary approvals and/or permissions from the Government Agencies/ Authorities/ Departments, Private Service providers to operate its business during the subsistence of the lease, and shall provide all reasonable assistance in this regard if requested by the Lessee.

g)	That the Lessee, on paying the Rent and abiding by the terms and conditions of the Lease, shall peacefully possess, hold and enjoy the Premises during the Initial Lease Period and any renewed period/s thereof, without any interruption, interference or disturbance whatsoever, by or from the Lessor or any person/s claiming under, through or in trust for them/it or otherwise.

h)	The Lessor confirms that the Lessee is permitted to construct non-structural alterations, in a good, workman like, safe and sound manner within the Office Space, in accordance with the Lessee’s business needs. The Lessor further acknowledges that the Lessee shall at all times be the sole owner of the Lessee’s improvements within the Office Space. The Lessee shall on the expiry or early termination of this lease be liable to remove from the Premises all the Lessee’s improvements, telecommunication equipments, computers, office furniture/equipments, cabling, wiring, signs, and other technology and business related equipments (collectively called “Lessee’s Improvements”) without causing any damage to the Premises. In the event of the Lessee causing any damages, to the Premises while so removing the Lessee’s Improvements, the same shall be repaired / rectified by the Lessee at its own costs, failing which the Lessor shall be entitled to repair /rectify such damages at

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

the cost of the Lessee and deduct the cost of such repairs/rectification from and out of the Security Deposit or otherwise.

i)	The Lessor shall, during the currency of the lease, regularly and punctually bear and pay all the past and future Property Tax (defined hereunder) and the Urban Land Tax in respect of the Land and the Building.

j)	The Lessor shall observe and perform the terms, conditions, agreements, covenants and provisions contained herein and also undertake to observe and perform the laws, rules, regulations and bye-laws for the time being and from time-to-time in force, of the relevant municipal corporation and/or any other authority and shall not omit or suffer or commit or permit to be committed anything whereby the Lessee’s rights to use and occupy the Premises is prejudicially affected, forfeited or extinguished.
12)	OBLIGATIONS OF THE LESSOR

Subject to the Lessee paying the Rent and duly observing and performing all the terms and conditions on its part to be observed and performed, the Lessor shall have the following obligations:
a)	PROVISION OF PARKING SPACE

The Lessor shall provide the Lessee the right to use Twenty Eight (28) Nos. Car Parking Spaces at no additional cost to the Lessee. The Lessee may at its sole discretion use the aforesaid Car Parks for providing parking for its visitors.

b)	ACCESS TO THE PREMISES

The Lessee, its employees, agents, invitees, shall have access to the Premises as well as to the common areas of the Campus 3B of the Project twenty Four (24) hours a day and Seven (7) days a week, 365 days a year during the Lease Period and any renewal of the lease thereafter.

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

c)	SIGNAGE

The Lessor shall permit the Lessee to put up its nameplates, logos and signages (together the “Signages”) on the common building directory indicating the floor occupied by the Lessee, as directed and approved by the Lessor. The cost of installing such Signage for the first time shall be borne by the Lessor. All other costs, charges and expenses including the cost of electricity consumed for such Signage, etc., shall be borne by the Lessee. The Lessee may also at its own cost and expense, install and maintain its Signage on the floor occupied by the Lessee. However, all Signage to be installed by the Lessee shall be so installed with the prior approval of the Lessor, as to the size, location, etc., of such Signage. The Lessor shall not unreasonably withhold or deny such approvals.

d)	MAINTENANCE OF COMMON AREAS
i)	The Lessor shall be responsible for the maintenance of the common areas in the Project. The standard scope of maintenance of common areas is set out in Annexure – V annexed hereto.

ii)	The Lessor may hand over the overall maintenance of the common areas in the Project to an agency (hereinafter referred to as the “Property Manager”) which shall be responsible for maintaining the Project, as set out in Annexure – V. It is clarified that notwithstanding the appointment of the Property Manager to carry out maintenance services as set out in Annexure – V, the Lessor shall remain primarily liable for the provision of the said services.

iii)	In consideration of the Lessor maintaining the common areas in the Project, either by itself or through a Property Manager during the subsistence of the Lease, the Lessee shall pay with effect from the Rent Commencement Date, the monthly common area maintenance charges (hereafter referred to as the ‘CAM Charges’) as stipulated below, during the period commencing from the Rent Commencement Date till the date of handover of possession of the

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

Premises by the Lessee to the Lessor on termination / expiry of the Lease.

iv)	The Lessee shall with effect from the Rent Commencement Date, pay to the Lessor or to the Property Manager as desired by the Lessor, the CAM charges at the rate of Rs. 6/- (Rupees Six Only) per calendar month, per square feet of the Leasable Built-Up Area comprised in the Office Space and applicable service tax thereon. The CAM charges along with applicable service tax and such other present and future applicable taxes shall be paid quarterly in advance, with effect from the Lease Commencement Date till the following March 31st, (after which date the same shall be revised in accordance with Clause 12 (d) (vi), below. Any delay in payment shall attract interest at the rate of 18% (Eighteen Percent Only) per annum for the delayed period. However, in the event of such delay extending beyond 15 days, the Lessor shall, without prejudice to its rights to collect penalty as above, be entitled to disrupt or prevent the supply of power to the Premises without further notice to the Lessee.

v)	The Lessee shall pay the CAM Charges to the Lessor or to the Property Manager as desired by the Lessor every quarter in advance subject to the deduction of income tax at source. The Lessor shall every quarter raise and submit an invoice to the Lessee, before the last day of the previous quarter.

vi)	The Lessor shall be entitled to revise the CAM Charges every year based on the budgeted expenses which shall be effective from 1st April of every financial year. Such escalation will not exceed 10% (Ten Percent) over the CAM Charges paid during the immediately preceding year and shall be notified to the Lessee in advance by the Lessor.

vii)	The Lessor/Property Manager shall, on being intimated by the Lessee of any repair/defect within the scope of the common areas

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

maintenance service as described in Annexure – V, rectify/repair the same within the period notified by the Lessee.
e)	PROPERTY TAX

The Lessor shall be responsible to pay the property tax levied by the Perungudi Town Panchayat (the “Property Tax”) and will keep the Lessee fully indemnified against any claims in respect of any of the above.

f)	TERRACE RIGHTS

The Lessee shall be entitled to the common use of the terrace area on the top of the Building free of cost, for the purpose of installation of equipment such as VSAT/ satellite dish, etc., with prior approval from the Lessor, which approval shall not be unreasonably withheld or denied. The Lessee shall give the Lessor, the details of the dimension and load of the equipment in advance so that the Lessor can allocate a suitable space to keep such equipment. However, the Lessee shall bear the installation expenses and be responsible for the maintenance of such equipment. The Lessee shall be liable for any damage if caused to the Building on account of such installation or transportation of equipment.

g)	PEACEFUL POSSESSION

The Lessor covenants that subject to the Lessee paying the Rent and performing its obligations under the Lease, the Lessee shall be entitled to quiet, peaceful and comfortable occupation of the Premises during the Initial Lease Period or any renewal thereof without any interruption by or from the Lessor or any person claiming under, through or in trust for the Lessor.

h)	LESSOR’S DUTY TO REPAIR

The Lessor shall be responsible for undertaking the following:
i)	Maintenance of the common areas in the Building and the Project as per the Annexure – VI enclosed herewith; and

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

ii)	All structural repairs in the Project, Building (including the Premises) and the maintenance/repair of all the equipments and fittings provided by the Lessor in the Premises, during the subsistence of the lease and such cost shall be borne by the Lessor unless the same is caused on account of negligence of the Lessee.
13)	OBLIGATIONS OF THE LESSEE
a)	USE OF THE PREMISES
i)	The Lessee shall use the Premises for its business purposes only and the Car Parking Spaces for parking Light motor vehicles; and the Lessee shall not carry on manufacturing activity of any nature in the Premises; and

ii)	The Lessee shall not make any structural alterations or additions to the Premises and shall not alter or remove there from any facilities provided by the Lessor therein; and the Lessee shall not do any act, which will cause or tend to cause any damage to the structure of the Building and/or facilities therein; and

iii)	The Lessee shall, subject to reasonable wear and tear, keep the Premises in good condition and take up any minor day today maintenance and repair works (excluding structural repairs and repairs in common areas). However, the Lessee shall bear the expenses, if structural repairs or repairs in common areas arise out of negligent acts of the Lessee; and

iv)	The Lessee shall not in any manner carry out any unlawful, illegal or dangerous activity in the Premises; and the Lessee shall not store any goods or merchandise which are hazardous, combustible or dangerous.

v)	The Lessee shall not do or suffer to be done in or in relation to the Premises any act, deed, matter or thing which may cause nuisance or annoyance to the occupiers in the Project.

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

b)	RENT AND OUTGOINGS

The Lessee shall pay regularly the Rent, Maintenance Charges, and other charges payable under this Lease within the time specified herein, failing which the Lessee shall, without prejudice to any other remedies that the Lessor may be entitled to under this Deed of Lease and/or in law, be liable to pay interest on the payments delayed at the rate of 18% per annum for the period of delay.

c)	RETURN OF POSSESSION ON TERMINATION

Subject to the provisions of Clauses 9(b), 9(c) and 9(d), the Lessee shall forthwith on the expiry of the lease or its earlier termination as per the terms hereof, remove the items brought by them to the Premises, without causing damage to the Premises, reinstate the Premises to the state in which the Premises was leased, (normal wear and tear excepted), clear the debris from the Premises, de-bond the Premises, if custom bonded, and hand over peaceful possession of the Premises in neat and clean condition to the Lessor simultaneous with refund of Security Deposit by the Lessor in terms of Clause 9 (b) above.

d)	SUB LEASING AND ASSIGNMENT
i)	The Lessee may, with prior written intimation to the Lessor, sub-lease all or part of the Premises to its holding company or its subsidiary company/ies or to an affiliate Company wherein the Lessee owns minimum 25% shares in such Company. The Lessee shall together with such intimation, submit the required documentation to the Lessor to evidence such a relation between the Lessee /its holding/subsidiary Companies/affiliate Company.

ii)	The Lessee may, with the prior written permission of the Lessor, which shall not be unreasonably withheld, sub-lease the Premises to a third party.

iii)	However, the Lessee shall ensure that any such sub – lessee shall be a Company of equal or higher financial standing than that of

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Muthu Krishnan Managing Director	Authorised Signatory

Lessee. The Lessee shall furnish all the necessary documents to the Lessor while seeking such permission.

iv)	The Lessee shall however, at all times, during the lease even in the event of sub-lease be liable for performance of all the terms of the Lease.

v)	The Lessee shall not be entitled to assign the Lease.
e)	INSPECTION OF THE PREMISES

The Lessor, its authorized agents or representatives shall, upon forty eight (48) hours advance notice in writing to the Lessee, subject to Lessee’s safety and security controls, be entitled to enter upon the Premises at all reasonable times and during normal business hours for the purpose of inspecting the state and condition of the Premises or to carry out any repair or maintenance as may be required from time to time. However, in the event that the Lessor, its authorized agents or representatives are required to enter the Premises for the purposes of carrying out urgent or emergency repairs, or in order to ensure the safety and security of the Premises or any part thereof and/or the Building or any part thereof and/or the Project or any part thereof, the Lessor shall not be required to give notice as referred to in this clause, and further in such circumstances, the right of the Lessor to enter the Premises shall also not be subject to the Lessee’s safety and security controls. Any such repairs or other works to be undertaken by the Lessor at the Premises shall, as far as possible and feasible considering the nature of the repairs, be undertaken with no or minimum disturbance or interruption to the daily business operations of the Lessee.

f)	LEASE TAX, SERVICES TAX AND OTHER TAXES AND EXPENSES

The Lessee shall pay lease tax, if any applicable, and service tax and all other present and future taxes that may be levied by any government and/or other statutory authorities as applicable, on account of leasing of the Premises and on account of maintenance of

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

the common areas and amenities by the Lessor. Similarly the Lessee shall pay all expenses attributable to its business including but not limited to payment of electricity bills, demand charges (if any) with respect to electricity supplied from Tamil Nadu Electricity Board, back-up power consumption charges, maintenance charges, water bills and taxes on consumption of back-up power etc.

g)	INSURANCE
i)	The Lessee shall, at its own expense, obtain suitable insurance policies such as Fire & allied perils Policy, to cover damages to the properties belonging to Lessee and Public Liability Insurance Policy/Commercial General Liability/Workmen’s Compensation Policy, etc, to cover its various legal liabilities. Insurance Policies obtained by the Lessor are exclusively to cover the Loss and / or Damage to the property belonging to the Lessor and Legal Liability of the Lessor alone, towards the public. Under no circumstances, shall the Lessor be liable or responsible for the consequences of any negligence on the part of the Lessee.

ii)	The Lessor shall at all times during the Initial Lease Period and any renewals thereof, keep in force, a comprehensive public liability and property damage insurance cover with insurance companies for the Premises, Building and the Project and the other facilities and amenities provided therein. Except as otherwise specifically provided herein, all such insurance policies shall be written in the name of and for the benefit of the Lessor. However, the Lessor shall not be under any liability to compensate and/or incur any liability on behalf of the Lessee for the personal properties and employees of the Lessee in the Premises. It shall be the sole responsibility and liability of the Lessee to keep in force a comprehensive insurance cover for covering its own properties and employees.
h)	APPROVALS

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

The Lessee shall abide by all laws for the time being in force and shall apply for, obtain and keep up to date all approvals/services from statutory authorities such as DOT, Sales Tax, Central Excise, Department of Industry and Commerce, Customs, private service providers and other governmental agencies from time to time that are necessary for carrying on the business of the Lessee and the Lessor shall facilitate the same by providing necessary documents, if any required, to the Lessee.
14)	INDEMNITY
a)	LESSOR’S INDEMNITY

The Lessor shall, indemnify and hold harmless the Lessee, from actions, proceedings, suits, claims, demands, losses, damages, costs, charges, and expenses incurred or suffered by the Lessee, if the Lessee is prevented from using and occupying the Premises due to:
i)	any legal action taken by one or more government authorities, body corporate or any other private person due to the reasons attributable to a defect in the title of the Lessor relating to the Land or the Building; or

ii)	any breach by the Lessor of the terms and conditions of the Lease; or

iii)	any negligent acts of the Lessor, their employees, agents, customers, etc.;

iv)	any physical/bodily injury or death of any person/s or damage to real and tangible property of the Lessee caused by the negligent act or willful default of the Lessor; or

v)	any misrepresentation or suppression by the Lessor of any facts that affect the Lease;
b)	LESSEE’S INDEMNITY

The Lessee shall, indemnify and hold harmless the Lessor from actions, proceedings, suits, claims, demands, losses, damages, costs,

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

charges, and expenses incurred or suffered by the Lessor on account of any or all of the following,-
i)	any breach by the Lessee of the terms and conditions of the Lease; or

ii)	any negligent acts of the Lessee, their employees, agents, customers, etc.; or

iii)	any physical/bodily injury or death of any person/s or damage to real and tangible property of the Lessor caused by the negligent act or willful default of the Lessee; or

iv)	any damage caused to the Building solely and directly due to negligent acts of the employees, representatives, servants, helpers, contractors, etc., of the Lessee; or

v)	any misrepresentation or suppression by the Lessee of any facts that affect the Lease.
15)	LIMITATION OF LIABILITY

Notwithstanding any other provisions contained in this Deed of Lease, neither party shall be liable to the other for any special, indirect, incidental, consequential, or like damages (including but not limited to any direct or indirect business loss, loss of profits, loss of opportunity, loss of anticipated revenues or profits, or loss of contracts), even if advised of the possibility of the same. Provided, however, that the rental losses suffered by the Lessor, due to reasons solely attributable to Lessee, shall be construed to be included in the direct losses incurred by the Lessor and hence covered in the Lessee’s indemnity.
16)	FORCE MAJEURE
a)	If the performance by the Lessor, of any of its obligations under this Deed of Lease is prevented, restricted or interfered with by reason of fire, flood, incessant rain, accident, riots, strike, war, civil commotion,

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Muthu Krishnan Managing Director	Authorised Signatory

political disturbance or other violence, any law or regulation of any government, or any act of God or a natural calamity, or any other act or condition whatsoever, which is beyond the control of the Lessor, (each such event shall be called a “Force Majeure” event), then the time available to the Lessor for performance of such obligation shall stand extended for the period of time during which such prevention, restriction or interference and its effects shall continue. PROVIDED, HOWEVER, THAT the Lessor shall give notice of the occurrence of the Force Majeure event, within a period of 15 (fifteen) days from the date of its occurrence or within such time as may be feasible considering the nature of the circumstances, and providing a description to the Lessee of such Force Majeure event in such notice. PROVIDED FURTHER THAT the Lessor shall use reasonable efforts to avoid or remove such cause of non-performance and shall continue performance whenever such causes are removed.

b)	Further, in the event that the Premises or any part thereof, (including installations if any, therein provided by the Lessor), are, at any time during the Initial Lease Period or any renewals thereof, destroyed or damaged due to fire, war, riot, raid, acts of god, earthquake, storm, tempest, flood, violence of any army or a mob or other irresistible force or accident or by any other force majeure circumstances beyond the control of the parties hereto, so as to render the Premises and installations, if any, therein provided by the Lessor or any part thereof wholly or partially unfit for use by the Lessee, then notwithstanding the provisions of clause 10 hereinabove on lock-in period, the Lessee shall have the option either forthwith or within one month after the event upon which the right to exercise such option arises to determine the lease by a notice of 30 (Thirty) days, in writing to the Lessor. The Lessor shall be liable to refund the Security Deposit simultaneously upon the vacation of the Premises by the Lessee. However, in the event of the Lessee opting not to terminate the lease

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

and the Lessor agreeing to repair or to make good or reinstate the Premises, or any part thereof (including installations if any, therein provided by the Lessor), so damaged or destroyed, to the former state and condition thereof, the rent or the proportionate part thereof shall cease to be payable from the time of such destruction or interruption until such time as the Premises or such part thereof (including installations if any, therein provided by the Lessor), as the case may be, is repaired or made good or reinstated and the Lessee, shall when called upon to do so by the Lessor, temporarily release the whole or such portion of the Premises (including installations if any, therein provided by the Lessor), to enable the Lessor to repair or make good or reinstate the same.
17)	ATTORNMENT

In the event of the Lessor being desirous of selling/ assigning/alienating its rights, title and interest in the Premises, the Lessor may do so subject to the Lease in favour of the Lessee. The Lessee shall attorn to and accept such Purchaser as the Lessor of the portion so sold. PROVIDED, HOWEVER, that the Lessor shall ensure, (by incorporating suitable covenants in the Agreement to be entered into with the purchaser/ assignee/ alienee), that the purchaser/ assignee/alienee shall agree to be bound by the terms and conditions contained in this Deed of Lease.
18)	TERMINATION OF LEASE AND CONSEQUENCES
a)	Termination by the Lessor
i)	If the Lessee commits a breach of any of the terms and conditions of the Lease, the Lessor may issue a notice in writing (the “Notice to Remedy”), calling upon the Lessee to remedy the breach within a period of 30 (thirty) days and if the breach is not so remedied within the said period, the Lessor may, notwithstanding the Lock-

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

in Period, issue a notice (the “Notice of Termination”) calling upon the Lessee to vacate the Premises within 30 days, immediately on expiry whereof, the Lease shall stand forfeited and the Lessor shall be entitled to re-enter the Premises and recover physical possession thereof.

ii)	Notwithstanding the above, in any of the following circumstances, the duration of the Notice to Remedy and the Notice of Termination shall be 15 days each, -
(1)	If the Lessee fails to pay Rent for two consecutive months;

(2)	If the Lessee commits breach of Clause 13 (d) above;

(3)	If at any time during the Initial Lease Period or any renewals thereof -
(a)	the Lessee commits an act of insolvency under the laws; or

(b)	if the Lessee files a petition for reorganization, or for arrangement or for the appointment of a receiver or trustee or for winding up of all or a portion of the Lessee’s properties; or

(c)	where an involuntary petition of any kind referred to in sub – clauses (3) (a) and (3) (b) of this Clause is filed and admitted against the Lessee; or

(d)	where a receiver is appointed for any property (including Premises), by order of a court of competent jurisdiction and such appointment is not cancelled or withdrawn within thirty (30) days from the date of appointment.
b)	Termination by the Lessee
i)	If the Lessor commits breach of any of the terms and conditions of the Lease Deed, the Lessee shall issue Notice to Remedy to the Lessor calling upon the Lessor to rectify the breach within 30 days there from, on expiry whereof if the breach is not remedied, the Lessee shall, notwithstanding the Lock-in Period have the right to terminate the Lease by issuance of Notice of Termination to the

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

Lessor stating that the lease shall stand terminated on expiry of a period of 30 (thirty) days there from.

ii)	Notwithstanding the above, in any of the following circumstances, the duration of the Notice to Remedy and the Notice of Termination shall be 15 days each if at any time during the Initial Lease Period or any renewals thereof-
(1)	the Lessor commits an act of insolvency under the laws; or

(2)	the Lessor files a petition for reorganization, or for arrangement or for the appointment of a receiver or trustee or for winding up of all or a portion of the Lessor’s properties; or

(3)	where an involuntary petition of any kind referred to in sub-clauses (ii) (1) and (ii) (2) of this Clause is filed and admitted against the Lessor; or

(4)	where a receiver is appointed for any property (including Premises), by order of a court of competent jurisdiction and such appointment is not cancelled or withdrawn within thirty (30) days from the date of appointment.
Provided that, the right of the Lessee to issue Notice to Remedy and the Notice of Termination pursuant to sub clauses (ii) (1) and (ii) (2) of this Clause 18 (b), shall accrue to the Lessee only if the right of the Lessee to continue to hold and enjoy peaceful possession of the Premises in terms of this Lease Deed are affected in any manner whatsoever.

iii)	The Lessee shall be entitled to terminate the lease, at any time during the renewed period, if any, by providing to the Lessor, 3 (Three) months prior written notice, of its intention to so terminate the lease, or by paying 3 (Three) months Rent, in lieu thereof.
c)	Consequences of termination of lease

On expiry or termination of lease, as the case may be,-

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

i)	Simultaneous with the refund of the Security deposit as provided in Clause 9 (b) above, the Lessee shall hand over physical vacant possession of the Premises to the Lessor, subject to normal wear and tear. The Lessee shall, one week prior to expiry or termination of the Lease, as the case may be, restore the Premises in as good as condition as it was at the time when it was put in possession, subject only to the changes caused by reasonable wear and tear or irresistible force, and on such date, the Lessor shall assess the damage if any, caused to the Premises, neighboring areas of the Premises, Common Areas by the Lessee, its staff, servants or agents. The Lessee shall rectify such damage before the date of expiry or termination of the lease of the Premises failing which the Lessor shall recover the amount determined towards rectification of such damage in such manner as the Lessor may deem fit, including by way of deduction from the Security Deposit; In case of disagreement by the Lessee on assessment of such damages by the Lessor, the matter shall be referred to arbitration in accordance with Clause 19 below. In such an event, the Lessor shall be entitled to withhold refund of the security deposit to the extent of the amount disputed by the Lessee, and refund only the balance undisputed amount to the Lessee. The Lessor shall upon receipt of the award of the arbitrator refund the amount of Security Deposit withheld by it, in accordance with the arbitrator’s award. However, pending resolution of the dispute, and notwithstanding its pendency, the Lessee shall vacate and hand over the premises to Lessor on the date of expiry or the termination of the lease, subject to the Lessee having received the undisputed amount of security deposit from the Lessor; and

ii)	If the Lessee fails to hand over quiet and peaceful possession of the Premises to the Lessor, the Lessor and its representatives shall be fully entitled to re-enter the Premises and get the

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

Premises vacated without being liable for damages or otherwise, of whatsoever nature.
19)	DISPUTE RESOLUTION

If any differences arise between the Lessor and the Lessee out of or relating to the terms of this Deed of Lease, the affected Party shall issue a notice (“the Notice of Dispute”) to the other Party stating the nature of the differences (“the Dispute”) and call upon the other Party to resolve the Dispute. The Parties shall use all reasonable efforts to resolve the Dispute through negotiations and conciliation. If the Dispute cannot be settled through negotiations and conciliation within thirty (30) days from the date of service of the Notice of Dispute, the Dispute shall be settled by arbitration in accordance with the Arbitration and Conciliation Act, 1996 or any statutory modification or re-enactment in force for the time being. Such dispute shall be settled by binding arbitration conducted by a sole arbitrator jointly appointed by both Parties and in the event the Parties do not agree on the single arbitrator the arbitrator shall be appointed in accordance with the Arbitration and Conciliation Act, 1996. Each Party will pay its own cost and expenses and the expenses of the arbitrator(s) and the arbitral proceedings shall be shared equally by the Parties unless otherwise determined by the arbitrator in his award. The award of such arbitration shall be final and binding on the Parties and all proceedings shall be subject to the laws of India and conducted in English and the venue of arbitration shall be in Chennai, India.

20)	JURISDICTION

Subject to the provisions of the foregoing clause, the lease shall be subject to the jurisdiction of the Courts of Chennai, India and shall be subject to the laws applicable in India.

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

21)	NOTICES
a)	Any notice, information, intimation, or document required or authorised by this Deed of Lease, shall be given in writing in English and shall be deemed to have been duly given or delivered,-
i)	Upon delivery by hand at the addresses referred to in sub-clause (b) below and obtaining written acknowledgement in receipt thereof; or

ii)	Upon sending it by a recognized courier to the relevant Parties at the addresses referred to in sub-clause (b) below; or

iii)	Upon sending it by registered post acknowledgement due (RPAD) to the relevant Parties at the addresses referred to in sub-clause (b) below; or

iv)	Upon sending it by facsimile to the number provided by the Parties;

Provided further that, in the event of any ambiguity or dispute regarding the service of any notice, intimation, document or information, service shall be deemed to be sufficient,-
(1)	In the event of hand delivery, upon proof of the written acknowledgement of the service;

(2)	in the event of sending by a recognized courier, upon proof of delivering for the service to the courier agency;

(3)	in the event of sending by a registered post with or without acknowledgement due, upon proof of putting the same into ordinary course of communication by post; and

(4)	in the event of sending it by facsimile to the number provided by the Parties, upon receipt of facsimile transmission report.
Provided further that, where more than one of the modes specified above are adopted, consequent to which, more than one date are available, the earliest among them shall be reckoned to be the deemed date.

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

b)	The address and other details of the Parties for the purpose of communication, unless otherwise notified in writing to the other Party shall be as follows:
LESSOR
RMZ INFOTECH PRIVATE LIMITED
Level 12 – 14, Tower ‘B’, The Millenia No. 1 & 2, Murphy Road, Ulsoor
Bangalore 560 001
Kind Attn : Head – Tenant Relations
LESSEE
ATHENAHEALTH TECHNOLOGY PRIVATE LIMITED
Dowlath Towers, 5th Floor, 63, Taylors Road, Kilpauk, Chennai 600 010
Kind Attn : Mr Muthu Krishnan
22)	REGISTRATION OF THIS DEED OF LEASE

The Lessee shall be responsible for undertaking registration formalities of this Deed of Lease at the concerned office of the Sub Registrar within 90 days from the date of execution hereof. The Lessee shall bear all stamp duty, registration charges and any other related expenses applicable / incurred towards execution and registration of this Deed of Lease.

23)	CUMULATIVE RIGHTS AND REMEDIES

The various rights and remedies available to the Parties under this Deed of Lease shall not be exclusive of each other but are cumulative and shall not exclude any other statutory right or remedy except where they are excluded specifically or by necessary implications by the terms of this Deed of Lease as the case may be.

24)	WAIVER, VARIATION OR NOVATION

A right created under this Deed of Lease shall not be waived, varied, or novated entirely or partially, except in writing signed by the Parties hereto and no delay or omission in the exercise of such right or power by either party shall impair or detract from any such right or power,

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

nor shall be construed as a waiver of default, if any, or as acquiescence therein. Unless otherwise expressly stated in writing referred to above, one or more instance of waiver of the breach of any covenant, term or condition of this Deed of Lease by either party shall not be construed by the other Party as a waiver of a subsequent breach of the same covenant, term or condition.

25)	ENTIRETY AND SEVERABILITY

This Deed of Lease and the Annexures hereto constitute the entire agreement between the Lessors and the Lessee with respect to the Premises and shall supersede any other prior oral or written communications, representations or statements with respect to the transaction contemplated in this Deed of Lease. This Deed of Lease may not be modified, altered or amended in any manner except by an agreement in writing executed by the Parties. If a court holds any provision of this Deed of Lease to be invalid, the remainder of this Deed of Lease will be valid, enforceable and effective to the extent to which such remainder is workable and represents substantially the essence of the Deed of Lease between the Parties.

26)	MISCELLANEOUS
a)	Each Party hereby represents that the person signing this Deed of Lease on its behalf has full and complete authority to do so on its behalf and the execution hereof by such party creates a legal and binding obligation on it.

b)	This Deed of Lease is executed and lodged for registration in two sets (i.e. one original and a duplicate thereof). The Original will remain with the Lessee and the Duplicate will remain with the Lessor.

c)	Each of the Parties shall bear their respective brokerage charges and other legal costs and fees incurred by them relating to or in connection with this Deed of Lease.

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d)	The headings under in this Deed of Lease are for convenience only and do not-constitute matters to be construed in interpreting this Lease.

e)	Subject to the terms and conditions of this Lease, each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary to fulfill its obligations under this Lease.

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

THE SCHEDULE ‘A’ ABOVE REFERRED TO
All that piece and parcel of converted land admeasuring a total extent of 15.17 Acres or thereabouts comprised in Survey Nos. 9/1A, 9/1B, 9/1C, 9/2A1, 9/2A2, 9/2A3, 10/2A, 15/3, 16/1, 16/2, 16/3, 17/1, 17/2, 36/16C1 and 36/16C2 and situated at Perungudi Village, Tambaram Taluk, Kancheepuram District, Chennai, within the Sub-Registration District of Neelangarai and Registration District of South — Chennai and bounded as follows:

East by	:	Partly private property and partly by 24 mtrs. wide Road;
West by	:	Private Property;
North by	:	Private Property; and
South by	:	Private Property;
and shown marked in RED colour and the boundaries of which are delineated with the alphabets A-B-C-D-E-F-G-H-I-J-K-L-M-N-O-P-Q-R-A on the Plan annexed as Annexure 1 to this Deed of Lease excluding the portion gifted to CMDA.
THE SCHEDULE ‘B’ ABOVE REFERRED TO
(The Premises)
Unit No. 701 admeasuring 22,295 (Twenty Two Thousand Two Hundred and Ninety Five) square feet of Leasable Built — Up Area on the 7th Floor, in the Campus 3B of the Project, RMZ MILLENNIA BUSINESS PARK — II, constructed on the Schedule A Property, together with exclusive right of use of twenty Eight (28) Nos. car parking Spaces (out of which twenty Five (25) Nos. shall be covered and three (3) Nos. shall be open).
LIST OF ANNEXURES FORMING PART OF THIS DEED OF LEASE

ANNEXURE — I	:	SITE PLAN OF THE PROJECT
ANNEXURE — II	:	BASE BUILDING SPECIFICATIONS
ANNEXURE — III	:	THE FLOOR PLAN OF THE OFFICE SPACE
ANNEXURE — IV	:	WARM SHELL SPECIFICATIONS
ANNEXURE — V	:	SCOPE OF COMMON AREA MAINTENANCE

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

IN WITNESS WHEREOF THE PARTIES hereto have executed this Deed of Lease the day, month and year first hereinabove written.
SIGNED, SEALED AND DELIVERED by the within named LESSOR, RMZ INFOTECH PRIVATE LIMITED by the hand of its Authorised Signatory, Mr. Chatru Menda, in the presence of:
For RMZ INFOTECH PVT. LTD.

Authorised Signatory
SIGNED, SEALED AND DELIVERED by the within named LESSEE, ATHENAHEALTH TECHNOLOGY PRIVATE LIMITED, the hand of its Authorized Signatory, Mr. Muthu Krishnan in the presence of:
For athenahealth Technology Private Limited

Muthu Krishnan     Managing Director
WITNESSES:
1.
2.

RMZ MILLENIA BUSINESS PARK, Chennai - Site Plan

For athenahealth Technology Private Limited

Muthu Krishnan Managing Director

CAMPUS 3A
CAMPUS 3B
CAMPUS 2
CAMPUS 4A
CAMPUS 4B
CAMPUS 5
CAMPUS 1A
CAMPUS 1B
CAMPUS 1C
WATER BODY
LANDSCAPED OSR
LANDSCAPED
TRANSFORMER
5M WIDE ROAD
7.2M WIDE ROAD
10M SET BACK LINE
PROPERTY LINE
VISITORS PARKING
STAFF ENT.
SERVICE ENT.
MAIN ROAD
N

For RMZ INFOTECH PVT. LT

Authorised Signatory

1

For athenahealth Technology Private Limited

Muthu Krishnan
Managing Director

RMZ Millenia Business Park – Campus 3B - Typical Floor Plan – Unit No 701

OFFICE
OFFICE
Unit No 701
LIFT LOBBY
BLOCK 3A
CAMPUS 3B
TYPICAL FLOOR(1ST & 2ND)
KEY PLAN

TYPICAL FLOOR PLAN

For RMZ INFOTECH PVT. LTD.

Authorised Signatory

RSP

RMZ MILLENIA - II , CHENNAI

03 - 06 -05

1

RMZ MILLENIA BUSINESS PARK
CHENNAI
WARM SHELL / BASE BUILDING SPECIFICATIONS

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Muthu Krishnan Managing Director	Authorised Signatory

A. CIVIL AND RELATED WORKS STRUCTURAL FRAMING SYSTEMS

STRUCTURAL SYSTEM:	Framed Structure with RC columns with desired structural spans of 11 x 11m c/c with floor-to-floor height of 4.2m with RC Flat slabs for office area

DESIGN MIX CONCRETE:	Design Mix concrete shall be in accordance with IS: 10262 & SP 23 with specified characteristic strength not less than the appropriate values given in IS 456. The concrete grades to vary from M20 to M60 for various structural elements

FORMWORK:	Rigid Formwork to prevent loss of grout and mortar from the concrete and capable of providing a correct shape to the concrete and to give a good desired surface finish.

REINFORCEMENT:	The steel reinforcement shall be plain round mild steel bars to conform IS 432 (Part I) or hot rolled mild steel deformed bars to conform to IS 1139 or Cold twisted steel bars to IS 1786.

CONCRETE PLACING AND COMPACTING:	Method of placing, compacting and tolerances as per relevant IS standards.

CURING:	Curing shall be done as specified in IS 516.

TESTING:	Sampling and testing shall be in accordance to IS 1199, IS 516 & IS 456. Every batch of reinforcement bars received at the site shall be tested for conformity to relevant IS specification

CIVIL FINISHES

MASONRY:	Masonry for the external walls shall be of solid Concrete blocks and for internal partition walls shall be with brick/ solid concrete block masonry. Solid concrete blocks/ brick masonry to conform to relevant IS standards.

INTERNAL PLASTER:	Plaster to the internal surface of walls shall be of average 20 mm thick of various mix ratios as per IS code. No plastering to ceiling. All the joints, junction between the block masonry and concrete works shall be provided with galvanized chicken mesh / expanded metal lath — 24 gauge of 12 mm wide projecting 50 mm on either side of the junctions.

EXTERNAL PLASTER:	External plaster shall be of 20 mm thick applied in 2 coats with water proofing compounds. The plaster shall be made even and be continuous without break to the full length of wall or natural breaking points such as doors windows and grooves

WATERPROOFING:	All wet areas like terraces and exposed roof surfaces shall be water proofed using conventional Brick bat-coba.

TOILETS:	Toilet external shall be constructed with only solid

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concrete block/brick masonry with rough plaster Toilets shall be finished as per finishes Matrix encld.

FLOORING AND CLADDING IN CORRIDORS AND LOBBY:	As indicated in Annexure ( Finishes Matrix )

FLOORING IN SERVICE AREA, COVERED PARKING AND OFFICE SPACE:	IPS flooring with 60 mm thickness

EXTERNAL CLADDING	Good quality natural stone as available and as per design shall be used

JOINERY

FIRE DOORS: for common areas only	Fire doors shall confirm to applicable local fire regulation code or NBC.

SERVICE DOORS: for common areas only	Service doors shall be metal framed doors.

IRONMONGERY	All Locksets, Door closers, lever handles shall be of brush finished stainless steel type as specified in list of approved make of materials

PAINTING:	Internal Painting for common areas shall be of OBD / Texture Paint External Paint shall be Texture paint or waterproof cement paint.

EXTERNAL FACADE

FACADE TREATMENT	External facade shall have a combination of single glazing, Aluminum composite panel, stone cladding & plaster with paint as per Architectural requirements.

EXTERNAL DEVELOPMENT WORKS

The landscape proposal shall be of low maintenance plantations suitable for local climate.

The internal roads shall be finished with asphalt/Concrete/Pavior stone/ with pre cast RCC kerb and RCC Hume pipes drains. The parking area and pathways shall be finished concrete paver blocks / Asphalt / concrete Street light posts/ bollards shall be provided as per landscape Architects design.
LIST OF APPROVED MAKES

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

Material Description	Manufacturer / Supplier

Ordinary Portland Cement	43 grade ACC/ULTRATECH or equivalent

White Cement	Birla White / JK or equivalent

Ready Mixed Concrete	L&T / ACC / Birla / ACE/SITE PLANT or local equivalent

Concrete Blocks	APCO or equivalent

Steel
Reinforcement bars	TATA / SAIL / VISL or equivalent
Structural Steel	TATA / SAIL / VISL or equivalent

OBD	ASIAN / BERGER / NEROLAC or equivalent

Exterior Texture Paint	RENOVA/ SPECTRUM or equivalent

Fire Doors	Shakti Met or equivalent

Flush Doors	KUTTY or equivalent

Ironmongery	DORSET or equivalent

Heavy Duty Pavers	TILE ITALIA or equivalent

Note: All makes subject to availability and approval of Architects / Consultants

B. ELECTRICAL & RELATED SERVICES

STANDARDS	The entire installation shall be designed to comply with the Indian Electricity rules, local statutory requirements and BIS.

DESIGN CRITERIA	The total power requirement shall be arrived on the basis of 1.0 KVA per 100sft. of Saleable area The Electrical design and installation on the HT side shall include HT Breaker, Metering cubicle, HT breaker, Transformer.

Power shall be terminated at LT panel in main Electrical room in Ground floor

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

MAIN POWER DISTRIBUTION SCHEME

GRID POWER	Suitable grid power supply source from local supply authority (TNEB)

DG POWER (OPTIONAL)	100% DG back up with Auto start shall be provided.

LIGHTING for Common areas only	Complete street and area lighting shall be supplied and installed to provide visual guidance and security lighting. Metal halide lamps in appropriate luminaries shall be installed on poles.

The lighting of service buildings shall be carried out using industrial type fluorescent luminaries and high efficiency lamps.

EARTHING	Copper earth conductors shall be used for system earthing and hot dip galvanized iron for safety earthing.

Adequate number of earth electrodes meeting statutory requirements shall be provided.

LIGHTNING PROTECTION	As per relevant codes and local regulations

CABLES- common areas only	The cables for the high voltage system shall be of the XLPE insulated, armoured, PVC sheathed and earthed type with Aluminum conductor.

The LT power cables shall be of XLPE / PVC insulated, armored with Aluminum conductors. The cables of lower sizes shall be of Copper conductor, PVC insulated, and armored type. The control cables shall also be with copper conductors.
APROVED MAKES OF ELECTRICAL EQUIPMENT / COMPONENTS

HV switchgear	Megawin/ MEI or equivalent

Transformer	Universal / or equivalent

LT Switchboard	Reputed Manufacturer as approved by consultant

Bus duct	Reputed Local make as per IS specification

HT & LT cables	Nicco/ Universal / Polycab/ Fort Gloster or equivalent

Flexible — Copper Cables :	Reputed Local make as per IS specification

H.T cable termination kits	Raychem or equivalent

Luminaires	Philips/ Wipro/ or equivalent

Decorative / Landscape Luminarie	K- Lite / Decon / Artlite or equivalent

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

C. ELEVATORS

ELEVATORS	The elevators shall be of suitable capacity and number

The elevator shall have stainless steel car, Infra red light protection for doors and over load protection The interior finish shall be as follows

Car in brush finished stainless steel paneling & S.S.hand rails. The flooring shall be of 19mm thick granite slab fixed with approved adhesive. The ceiling shall also be of S.S with light fittings and exhaust fan or as per manufacture ‘s specification

Make of Elevators ; Mitsubishi / Otis / I Kone or Equivalent

D. FIRE PROTECTION

FIRE DETECTION & ALARM SYSTEM	The base building shall be provided with fire detection, alarm system and sprinkler system conforming to NBC / Local regulations

FIRE SUPPRESSION SYSTEM :	Standards shall be as per NBC / Local fire regulations.

E. HYDRAULIC SERVICES PLUMBING & SANITARY SERVICES

Water Storage	One and half day’s storage shall be provided to meet domestic requirement at 45 its per capita per day.

Distribution System	Water distribution shall be with Hydro pneumatic system / gravity. Minimum 1 Kg / Sqcm pressure shall be maintained for effective operation of fixtures.

Pipe Sizing	Max velocity in Main Lines shall be as per design requirement Max velocity in branch lines shall be as per design requirement

Material for Pipes	Water supply system: GI pipe class ‘B’/ CPVC. Drainage system: PVC Pipes & Fittings.

Plumbing and Sanitary Fixtures	Pastel colored sanitary ware and reputed make CP fittings shall be installed.

Storm Water Drainage System	Shall be provided as per consultants design

Sewage disposal	Sewerage treatment plant shall be provided.

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

F. HVAC AND RELATED SERVICES HVAC (OPTIONAL)

AMBIENT DESIGN CONDITIONS	Ambient design conditions shall be considered as per local ambient condition

INSIDE DESIGN CONDITIONS. -	The inside design conditions shall be as per ASHRAE Standards

HIGH SIDE	High side with chilled water piping up to AHU comprises of Water cooled screw chillers at terrace.

VENTILATION REQUIREMENTS	Ventilation system for toilets only

APROVED MAKES OF EQUIPMENT / COMPONENTS

Water Chilling Machines	Bluestar / Carrier or equivalent

Pumpsets	Becon / Kirlosker for primary CHW pumpsets or Equivalent

Medium Pressure Double skinned AHUs / TFA ‘s with insulated panel, Cooling coil & Filleters	Caryaier / Suvidha Saiver/bluestar or equivalent

Toilet Exhaust units	Nadi / Duvent or equivalent

Motors for AHU’s & pumpsets	ABB / Siemens or equivalent

2 -way valve with actuator	Honeywell / Jonson / Staefa / Sauter or equivalent

Sound Attenuators / Cross Talk Attenuators	KC Industries or equivalent

MS Pipes	BST / GST / Jindal / Tata / Zenith or equivalent

Butterfly valves & Ball valves	Audco / Advance / saunder or equivalent

Dual plate check valve	Advance or equivalent

Insulation for CHW Pipes	Rinac / Loyds or equivalent

Mechanical seal for Pumpsets	Bergman Duro / Leak- proof / sealol or equivalent

Vibration Isolators	Dunlop / Kinetic or equivalent

MCC Panels	Load control / Pragathi / Ellins / Lotus Power Gear or equivalent

G. OTHERS

TELCOM & RELATED SERVICES	Suitable sleeves shall be provided for routing Telecom cables to building

CAR PARKING	Covered / Surface as per design

STATUTORY APPROVALS	As per local Bye-laws

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

ANNEXURE
81. NO LOCATION FLOORING
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if Roads

For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory

FINISHES MATRIX

SL. NO	LOCATION	WALLS						CEILING	
		Ceramic tiles dadoing / BB Partition	Plaster & Paint (OBD/Cement Paint)	Plaster & texture coating	Glazing and ACP cladding	Polished granite /Vitrified cladding	Granite/verified skirting	Plaster & Paint (OBD/Cement Paint)	Cement Paint
1	Entrance lobby		■			■	■		
2	Lift Lobby		■			■	■		
3	Corridor		■				■		
4	Electrical Room		■					■	
5	Pump Rooms		■					■	
6	D.G Room		■					■	
7	M/C Room		■					■	
8	Fan Room		■					■	
9	Parking Area at Stilt level		■					■	
10	Ducts / Shafts								■
11	Stair case		■						
12	AHU		■					■	
13	Balcony		■					■	
14	Terrace		■					■	
15	Lift Machine room		■					■	
16	Staircase room		■					■	
17	Toilets	■							
18	Office Areas								
19	External façade works			■	■	■			
20	External Development works								
A	Surface Car Parking								
B	Roads

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For athenahealth Technology Private Limited	For RMZ INFOTECH PVT. LTD.

Muthu Krishnan Managing Director	Authorised Signatory